Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

IT Tech Packaging, Inc.

We hereby consent to the incorporation by reference our report dated March 23, 2020 in the Registration Statement on Form S-3 (No. 333-             ), relating to the audit of the balance sheets of IT Tech Packaging, Inc. (the “Company”) as of December 31, 2019 and 2018, and the related statements of income, comprehensive income, stockholders’ equity and cash flows for the years in the two-year period ended December 31, 2019, which appears in the Form 10-K filed by the Company with the U.S. Securities Exchange Commission (“SEC”) on March 23, 2020.

We also hereby consent to the incorporation by reference of our report dated April 17, 2018 which is incorporated by reference in the Registration Statement on Form S-3 (File No.: 333-223160) filed with the SEC on February 22, 2018, as amended on June 11, 2018.

We also consent to the Company’s reference to WWC, P.C., Certified Public Accountants, as experts in accounting and auditing.

/s/ WWC, P.C.

WWC, P.C.

Certified Public Accountants

San Mateo, California

February 24, 2021